                                                                    Exhibit 25.2
================================================================================
                                    FORM T-1

                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                            STATEMENT OF ELIGIBILITY

                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A

                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                        SECTION 305(b)(2)           |__|
                          ___________________________
                           BNY MIDWEST TRUST COMPANY

                 (formerly known as CTC Illinois Trust Company)

              (Exact name of trustee as specified in its charter)

Illinois                                                    36-3800435
(State of incorporation                                     (I.R.S. employer
if not a U.S. national bank)                                identification no.)

2 N. LaSalle Street
Suite 1020
Chicago, Illinois                                           60602
(Address of principal executive offices)                    (Zip code)

                          ___________________________
                                  HFI TRUST I
              (Exact name of obligor as specified in its charter)

Delaware
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

500 West Monroe Street
Chicago, Illinois                                           60661
(Address of principal executive offices)                    (Zip code)

                          ___________________________
                          Trust Preferred Securities

                      (Title of the indenture securities)

================================================================================

1.  GENERAL INFORMATION.  FURNISH THE FOLLOWING INFORMATION AS TO THE TRUSTEE:

     (a) Name and address of each examining or supervising authority to which it is subject.

--------------------------------------------------------------------------------
      Name                                                  Address
--------------------------------------------------------------------------------
Office of Banks & Trust Companies of the                500 E. Monroe Street
State of Illinois                               Springfield, Illinois 62701-1532

Federal Reserve Bank of Chicago                         230 S. LaSalle Street
                                                       Chicago, Illinois 60603
     (B)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

     Yes.

2.   AFFILIATIONS WITH OBLIGOR.

     If the obligor is an affiliate of the trustee, describe each SUCH AFFILIATION.

     None.

16.  LIST OF EXHIBITS.

     1. A copy of Articles of Incorporation of BNY Midwest Trust Company (formerly CTC Illinois Trust Company, formerly Continental Trust Company) as now in effect. (Exhibit 1 to Form T-1 filed with the Registration Statement No. 333-47688.)

     2,3. A copy of the Certificate of Authority of the Trustee as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 2 to Form T-1 filed with the Registration Statement No. 333-47688.)

     4. A copy of the existing By-laws of the Trustee. (Exhibit 4 to Form T-1 filed with the Registration Statement No. 333-47688.)

     6. The consent of the Trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with the Registration Statement No. 333-47688.)

     7. A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                   SIGNATURE

     Pursuant to the requirements of the Act, the Trustee, BNY Midwest Trust Company, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 11th day of April, 2001.

                           BNY Midwest Trust Company

                        By:       /S/  DANIEL DONOVAN
                          ---------------------------

                        Name: DANIEL DONOVAN

                        Title:   ASSISTANT VICE PRESIDENT

                        OFFICE OF BANKS AND REAL ESTATE
                      Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY MIDWEST TRUST COMPANY
                           208 WEST JACKSON BOULEVARD
                                   SUITE 700
                            CHICAGO, ILLINOIS  60606

Including the institution's domestic and foreign subsidiaries completed as of the close of business on September 30, 2000, submitted in response to the call of the Office of Banks and Real Estate of the State of Illinois.

                             ASSETS                                     Thousands of Dollars
----------------------------------------------------------------  --------------------------------
 1.  Cash and Due from Depository Institutions..................                23,538
 2.  U.S. Treasury Securities...................................                 - 0 -
 3.  Obligations of States and Political Subdivisions...........                 - 0 -
 4.  Other Bonds, Notes and Debentures..........................                 - 0 -
 5.  Corporate Stock............................................                 - 0 -
 6.  Trust Company Premises, Furniture, Fixtures and Other                        234
     Assets Representing Trust Company Premises.................
 7.  Leases and Lease Financing Receivables.....................                 - 0 -
 8.  Accounts Receivable........................................                 3,706
 9.  Other Assets...............................................
     (Itemize amounts greater than 15% of Line 9)                               49,681
     Goodwill and Intangibles  49,497
10.  TOTAL ASSETS...............................................                77,159

                        OFFICE OF BANKS AND REAL ESTATE
                      Bureau of Banks and Trust Companies

                        CONSOLIDATED REPORT OF CONDITION
                                       OF

                           BNY MIDWEST TRUST COMPANY
                           208 WEST JACKSON BOULEVARD
                                   SUITE 700
                            CHICAGO, ILLINOIS  60606

                             LIABILITIES                                Thousands of Dollars
     -----------------------------------------------------------  --------------------------------
11.  Accounts Payable...........................................              - 0 -
12.  Taxes Payable..............................................              - 0 -
13.  Other Liabilities for Borrowed Money.......................              7,000
14.  Other Liabilities..........................................
     (Itemize amounts greater than 15% of Line 14)                            3,289
     Reserve for Taxes  2,853
15.  TOTAL LIABILITIES                                                       10,289
                            EQUITY CAPITAL
     -----------------------------------------------------------
16.  Preferred Stock............................................              - 0 -
17.  Common Stock...............................................              2,000
18.  Surplus....................................................             62,130
19.  Reserve for Operating Expenses.............................              - 0 -
20.  Retained Earnings (Loss)...................................              2,740
21.  TOTAL EQUITY CAPITAL.......................................             66,870
22.  TOTAL LIABILITIES AND EQUITY CAPITAL.......................             77,159

I,      Robert L. De Paola, Vice President
   ---------------------------------------
             (Name and Title of Officer Authorized to Sign Report)

of BNY Midwest Trust Company certify that the information contained in this statement is accurate to the best of my knowledge and belief. I understand that submission of false information with the intention to deceive the Commissioner or his Administrative officers is a felony.

                               Robert L. DePaola
                   ----------------------------------------
               (Signature of Officer Authorized to Sign Report)

Sworn to and subscribed before me is 26th day of October  ,  2000

My Commission expires December 31, 2001.


                                           Carmelo C. Casella, Notary Public
                                        ----------------------------------------

(Notary Seal)

Person to whom Supervisory Staff should direct questions concerning this report.

Jennifer Barbieri                                   (212) 437-5520
---------------------------------   -------------------------------------------
      Name                                   Telephone Number (Extension)